EXHIBIT 5.1


 December 7, 2001

 Pegasus Solutions, Inc.
 3811 Turtle Creek Boulevard, Suite 1100
 Dallas, Texas 75219

      Re:  Registration Statement on Form S-8

 Ladies and Gentlemen:

      We have acted as counsel to Pegasus Solutions, Inc., a Delaware corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement covers 3,214,728 shares of common stock, $0.01 par value per share (the "Shares"), of the Company to be issued pursuant to the Pegasus Solutions, Inc. 1997 Amended Stock Option Plan (the "Plan").

      In rendering this opinion we have examined the Registration Statement, the Company's Certificate of Incorporation and Bylaws, each as amended to date, and such corporate records, documents and instruments of the Company and such certificates of public officials, have received such representations from officers of the Company, and have reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies thereof, and the authenticity of the originals of such conformed, certified or photostatic copies.

      Based upon such examination and review and upon representations made to us by officers of the Company, we are of the opinion that upon issuance and delivery in accordance with the terms and conditions of the Plan, and upon receipt by the Company of the full consideration for the Shares as determined pursuant to the Plan, the Shares will be legally issued, fully paid and nonassessable shares of common stock of the Company.

      We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendment thereto.

                                    Very truly yours,

                                    LOCKE LIDDELL & SAPP LLP



                                    By:  /s/ Whit Roberts
                                         ----------------
                                         Whit Roberts